Exhibit 2

                                BY-LAWS
                                  OF
                           DECLARATION FUND
                    (a Pennsylvania business trust)

                               ARTICLE I

                        MEETING OF SHAREHOLDERS
                        -----------------------

    1.1 Place. Meetings of Shareholders shall be held at the principal office of the Trust or at such other place within or without the Commonwealth of Pennsylvania as may be fixed by the Trustees.

    1.2 Special Meetings. Special meetings of Shareholders may be called at any time by the Trustees or upon written request of the holder or holders of at least twenty (20%) percent of the outstanding shares entitled to vote.

    1.3 Notice. Written notice, stating the place, day and hour of each meeting of Shareholders and the general nature of the business to be transacted shall be given by, or at the direction of, the person calling the meeting to each Shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting, unless in a particular case a longer period of notice is required by law.

    1.4 Quorum. At any meeting of Shareholders, the presence in person or by proxy of the Shareholders entitled to case a majority of the votes thereat shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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    1.5 Shareholders' List.  The officer or agent having charge of the transfer books for Shares of the Trust shall make, at least five days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of Shares held by each such Shareholder. The list shall be kept on file at the office of the Trust and shall be subject to inspection by any Shareholder at any time during usual business hours and shall also be produced and kept open at the time and place of each meeting of Shareholders and shall be subject to the inspection of any Shareholder during the whole time of each meeting of Shareholders.

    1.6 Record Date. The Trustees may fix a time, not more than sixty (60) days' prior to the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of Shares will be made or go into effect, as a record date for the determination of the Shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of Shares. In such case, only such Shareholders as shall be Shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any record date fixed, as aforesaid.

                                ARTICLE II

                                 TRUSTEES
                                 --------

    2.1 General Powers. The business and affairs of the Trust shall be managed by its Trustees, and they shall have all power necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Pennsylvania, the Declaration of Trust, or with these By-Laws.


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    2.2 Number and Term of Office.  The number of Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than seven. A Trustee shall hold office during the lifetime of the Trust or such shorter period as may result from death, resignation, retirement, removal or inability as provided for in the Declaration of Trust. Trustees need not be Shareholders.

    2.3 Place of Meeting. Meetings of the Trustees, regular or special, may be held at any place in or out of the Commonwealth of Pennsylvania as the Trustees may from time to time determine.

    2.4 Regular Meetings. Regular meetings of the Trustees may be held without notice at such time and place as shall from time to time be determined by the Trustees.

    2.5 Special Meetings. Special meetings of the Trustees may be called by the President on one day's notice to each Trustee; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

    2.6 Quorum. At all meetings of the Trustees, a majority of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by the laws of Pennsylvania, these By-Laws or the Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    2.7 Unanimous Consent. Any action required or permitted to be taken at any meeting of the Trustees or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Trustees or of such Committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or Committee.


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    2.8 Committees.  The Trustees may by resolution passed by a majority of the Trustees appoint from among its members an executive committee and other committees composed of two or more Trustees, and delegate to such committee or committees any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except the power to declare dividends, to issue stock or to recommend to Shareholders any action requiring Shareholders' approval. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Trustees to act in the place of such absent member.

    2.9 Compensation. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a Committee, or as Chairman of the Trustees or Chairman of a Committee by fixed periodic payment or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

                               ARTICLE III

                                 NOTICES
                                 -------

    3.1 Form. Notices to Shareholders shall be in writing and delivered personally or mailed to the Shareholders at their addresses appearing on the books of the Trust. Notices to Trustees shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a Regular or Special Meeting.

    3.2 Waiver. Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees or Committee is required to be given under the provisions of Pennsylvania law or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the


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person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or Committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                ARTICLE IV

                                 OFFICERS
                                 --------

    4.1 Number. The officers of the Trust shall be chosen by the Trustees and shall include a President, who shall be a Trustee, a Secretary and a Treasurer. The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. The Trustees may at their discretion, also appoint a Chairman who shall perform and execute such executive and administrative duties and powers as the Trustees shall from time to time prescribe.

    4.2 Other Officers. The Trustees from time to time may appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

    4.3 Election and Tenure. The officers of the Trust shall be chosen annually by the Trustees. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers. Any officer or agent may be removed by the affirmative vote of a majority of the Trustees, if in their judgment, the best interests of the Trust will be served thereby. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary. Any vacancy occurring in any office of the


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Trust by death, resignation, removal or otherwise shall be filled by the Trustees.

    4.4 Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate: (1) to any Committee the power to fix the salary or other compensation of any officer of the Trust; and (2) to any person or group of persons the power to fix the salary or compensation of any subordinate officer or agent of the Trust.

    4.5 President. The President, unless a Chairman has been so designated, shall be the chief executive officer of the Trust; he shall preside at all meetings of the Shareholders and the Trustees, shall be, ex officio, a member of all standing committees, and shall see that all orders and resolutions of the Trustees are carried into effect. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

    4.6 Vice Presidents. The Vice Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Trustees may from time to time prescribe.

    4.7 Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any Committee when required. He shall give, or cause to be given, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Trustees, affix and attest the same to any instrument requiring it. The Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

    4.8 Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise

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the powers of the Secretary and shall perform such other duties as the
Trustees shall prescribe.

    4.9 Treasurer. The Treasurer shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Trustees, at their Regular Meetings, or when the Trustees so require, an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

    4.11 Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Trustees may from time to time prescribe.

                                ARTICLE V

                      SHARES OF BENEFICIAL INTEREST
                      -----------------------------

    5.1 Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value (the "Shares"). No Share shall have priority over any other Share.

    5.2 Transfer of Stock. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

    5.3 Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.


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                                ARTICLE VI

                          INVESTMENT LIMITATIONS
                          ----------------------

    The investment limitations are as set forth in the Trust's currently effective prospectus and statement of additional information and as contained in the Investment Company Act of 1940, as amended ("Act") and the Rules and Regulations thereunder.

    Notwithstanding the limitations, and subject to the Act and the Rules and Regulations thereunder, the Trust may own all or any portion of the securities, or make loans to, or contribute to the costs or other financial requirements of any company which will be (1) wholly-owned by the Trust and one or more other investment companies and (2) primarily engaged in the business of providing, at cost, management, administrative, distribution and/or related services to the Trust and any such other investment companies.

                               ARTICLE VII

                            GENERAL PROVISIONS
                            ------------------

    7.1 Inspection of Books. The Trustees shall, from time to time, determine whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

    7.2 Reports. Not less often than semi-annually, the Trust shall transmit to the Shareholders a report of the operations of the Trust, based at least annually upon an audit by independent accountants, which report shall clearly set forth in addition to the information customarily furnished in a balance sheet and profit and loss statement, a statement of all amounts paid to security dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian or trustee,


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where such payments are made to a firm, corporation, bank or trust company, having a partner, officer or director who is also an officer or Trustee of the Trust. A copy, or copies, of all reports submitted to the Shareholders of the Trust shall also be sent, as required, to the regulatory agencies of the United States and of the states in which the securities of the Trust are registered and sold.

    7.3 Custodianship. Securities owned by the Trust and cash representing the proceeds from sales of securities owned by the Trust and cash representing the proceeds from sales of securities owned by the Trust and of Shares issued by the Trust or payments of principal upon securities owned by the Trust shall be held by one or more custodians to be selected by the Trustees, each of which shall be a trust company organized and existing under a state banking law or a national banking association incorporated under the laws of the United States, and in any case, qualified to act as a trust company, which has an aggregate capital, surplus and undivided profits of not less than $25 million and which has entered into an agreement with the Trust to serve as a custodian of such securities and cash on terms consistent with the provisions of these By-Laws. From the time any such trust company or banking association becomes a custodian of such securities and cash, it shall:

        (a) Deliver securities owned by the Trust, only upon sale of such securities of the Trust and receipt of payment therefor by the custodian, or when such securities may be called, redeemed, retired or otherwise become payable, provided that this provision shall not prevent:

            (1) delivery of securities for examination to the broker selling the same, in accordance with the "street delivery" custom, whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

            (2) delivery of securities of an issuer in exchange for or conversion into, other securities alone, or cash and other securities, pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer or for deposit with a reorganization, recapitalization or readjustment of the


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securities of such issuer or for deposit with a reorganization committee or protective committee, pursuant to a deposit agreement.

            (3) the conversion by the custodian of securities owned by the Trust, pursuant to the provisions of such securities into other securities.

            (4) the surrender by the custodian of warrants, rights or similar securities owned by the Trust in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities.

            (5) the delivery of securities as collateral on borrowing affected by the Trust, subject to the limitations of Article VI of these By-Laws.

            (6) the delivery of securities owned by the Trust, as a complete or partial redemption in kind of securities issued by the Trust.

            (7) delivery of securities loaned to broker-dealers or other institutional investors pursuant to Article VI of these By-Laws.

        (b) Deliver funds of the Trust only upon the purchase of securities for the Trust, and the delivery of such securities to the custodian; provided always, that such limitation shall not prevent the release of funds by the custodian for redemption of Shares issued by the Trust, for payment of interest, dividend disbursements, taxes, management fees, fees of custodian, for payments in connection with the conversion, exchange or surrender of securities owned by the Trust, as set forth in subsection (a) of this Section and for organizational and operating expenses of the Trust.

    Upon the resignation or inability to serve as custodian of the assets, the Trust shall use its best efforts to obtain a successor custodian, to require that the cash and securities owned by the Trust be delivered directly to such successor custodian and, in the event that no such successor can be found, to submit to the Shareholders, before permitting delivery of the cash and securities owned by the Trust to other

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than a successor custodian, the question of whether the Trust shall be liquidated or shall function without such a custodian.

    Nothing hereinbefore contained shall prevent any such custodian from delivering assets of the Trust to a successor custodian having the qualifications hereinabove prescribed.

    No Trustees, officers, employees or agents of the Trust shall be authorized, or permitted, to withdraw any assets held by the Custodian upon their mere receipt. Directions, notices or instructions to the custodian, with respect to delivery of securities, payment of cash or otherwise, shall be given by such officer or officers and/or such person or persons, and in such manner, as the Trustees may, from time to time, designate.

    7.4 Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

    7.5 Fiscal Year. The fiscal year of the Trust shall end on the last day of December in each calendar year.

                               ARTICLE VIII

                            TRUSTEE LIABILITY
                            -----------------

    To the fullest extent permitted by Pennsylvania law, as now in effect and as amended, from time to time, and subject always to the provisions of the Investment Company Act of 1940, as amended, and the rules thereunder, a Trustee of the Fund shall not be personally liable for monetary damages for any action taken or any failure to take any action.

                                ARTICLE IX

                         TRUSTEE INDEMNIFICATION
                         -----------------------

    9.1 Third Party Actions. The Fund shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that the person is or was a trustee or officer of the Fund, or is or was serving at the request of the Fund as trustee, director, officer or representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees),


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judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such threatened, pending or completed action, suit or proceeding.

    9.2 Derivative Actions. The Fund shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that the person is or was a trustee or officer of the Fund, or is or was serving at the request of the Fund as a trustee, director, officer or representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonable incurred by the person in connection with such threatened, pending or completed action or suit by or in the right of the Fund.

    9.3 Procedure for Effecting Indemnification. Indemnification under paragraphs 9.1 and 9.2 shall be automatic and shall not require any determination that indemnification is proper, except that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    9.4 Limitations. The foregoing rights to Indemnification shall be subject always to the provisions of the Investment Company Act of 1940, as amended, and the rules thereunder.

                                ARTICLE X

                                AMENDMENTS
                                ----------

    These By-Laws may be altered or repealed at any Regular or Special Meeting of the Trustees; provided that the right of the Trustees to amend and the amendment procedure meet the requirements of the Investment Company Act of 1940, if any.